Exhibit (a)(19)

INTERNATIONAL RECTIFIER ANNOUNCES PRELIMINARY VOTING RESULTS OF

ANNUAL MEETING

EL SEGUNDO, CA – October 10, 2008 – International Rectifier Corporation (NYSE:IRF) today announced that, based on the preliminary results from its 2007 annual meeting of shareholders of the Company, shareholders have re-elected all three of the Company’s nominees to the Board of Directors, Jack O. Vance, Thomas Lacey and Mary B. Cranston over the dissident slate of candidates nominated by Vishay Intertechnology, Inc. (“Vishay”).  In addition, shareholders voted to ratify the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008 and approved a stockholder proposal requesting the adoption of a compensation recoupment policy.  Moreover, the preliminary results indicate that shareholders defeated Vishay’s proposed bylaw amendments.  The Company will announce the final results of the annual meeting after the final tabulation of votes is completed and certified by the independent inspector of election.

“On behalf of International Rectifier’s Board of Directors and management team, we thank all of our shareholders for their continued support and confidence through this process,” said Richard J. Dahl, Chairman of the Board of International Rectifier.  “We are very pleased by the support we have received and the dialogue and input from our shareholders.  We remain focused on executing our strategic plan and delivering value to all our shareholders.”

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Note: Certain statements made in this release, including statements regarding future financial and operating performance and conditions of International Rectifier Corporation (the “Company”), are “forward-looking” statements. These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates,” “may,” “should” and other terms with similar meaning indicating possible future events or actions or potential impact on the business or shareholders of the Company. Except for historical financial and business performance information, statements made in this release should be considered “forward-looking.” These forward-looking statements speak only as of the date of this release; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. Much of the information that looks towards future performance of the Company is based on various factors and important expectations and assumptions about future events that may or may not actually come true. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control, including, without limitation, pending and future governmental inquiries and market demand. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this release. More information about certain risks and uncertainties is included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2008. This report and the Company’s previously filed documents are on file at the Securities and Exchange Commission and are readily obtainable at no charge at www.irf.com and www.sec.gov.

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Company contact:

Investors

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

or
Media:
Kekst & Co.

Tom Davies

212-521-4873

Roanne Kulakoff

212-521-4837